SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 21, 2006


                           MOTORSPORTS EMPORIUM, INC.
             (Exact name of registrant as specified in its charter)


         Nevada                       0-32323                   20-1217659
(State or other jurisdiction      (Commission File            (IRS Employer
    of incorporation)                  Number)            Identification Number)


             16055 N. Dial Blvd., Suite 5, Scottsdale, Arizona 85260
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (480) 596-4002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-120

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the
    Exchange Act (17 CFR 240.133-4(c))
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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
          OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     As disclosed under ITEM 5.01 of this Current Report, on August 21, 2006, the Company issued a $250,000 Convertible Note to Robert Brehm and his company, Intercontinental Assets Corp., in connection with the Company's purchase of 1,427,897 shares of the Company's Series B Convertible Preferred Stock. The note bears interest at 10% per annum and provides for payments of $5,000 per month beginning October 21, 2006, with a balloon payment due on August 30, 2007.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

RETIREMENT OF SERIES B CONVERTIBLE STOCK

     On August 22, 2006, the Company completed the purchase of all 2,671,817 shares of its issued and outstanding Series B Preferred Stock ("Pf B Shares") in three private transactions.

     On August 21, 2006, the Company acquired 1,421,897 Pf B Shares from Robert Brehm and his company, Intercontinental Assets Corp., in exchange for a convertible note in the principal amount of $250,000. The note bears interest at 10% per annum and provides for payments of $5,000 per month beginning October 21, 2006, with a balloon payment due on August 30, 2007.

     In two related transactions, David Keaveney, President and CEO of the Company, and Tracey Baron, a shareholder and former Director of the Company, each surrendered 625,000 Pf B Shares to the Company in exchange for an aggregate consideration of One Dollar ($1.00), a nominal sum.

     Since the Pf B Shares retired were convertible into an aggregate of 316,693,906 shares of the Company's common stock, these combined transactions effectively eliminated 316,693,906 common shares or common share equivalents on a fully diluted basis.

     The Pf B Shares retired also carried super-voting rights of 100 votes per share, thereby eliminating approximately 267,181,700 votes on matters presented to the Company's shareholders for vote. Inasmuch as Mr. Brehm and his company, Intercontinental Assets Corp., held the majority of the Pf B Shares, Mr. Brehm effectively controlled the Company. As a result of the retirement of such shares, Mr. Brehm is no longer considered a "control person" under applicable SEC regulations.

SECURITY OWNERSHIP AS OF AUGUST 23, 2006

     The following table sets forth security ownership information as of the close of business on August 23, 2006, of the Company's 444,261,121 issued and outstanding shares of common stock held by management and any person known to management who owns more than 5% of the Company's common stock.

                                                    Amount and
                                                    Nature of
   Name and Address                  Title of       Beneficial     Percent of
  of Beneficial Owner                 Class           Owner          Class
  -------------------                 -----           -----          -----
David Keaveney                        Common       11,702,170         2.64 %
16055 N. Dial Blvd. Suite 5
Scottsdale, Arizona 85260

Rhonda Keaveney                       Common        1,200,000      Less than 1 %
16055 N. Dial Blvd. Suite 5
Scottsdale, Arizona 85260

Tracey Baron
16055 N. Dial Blvd., Suite 5          Common       31,640,445         7.12 %
Scottsdale, Arizona 85260

     A press release announcing the retirement of the Pf B Shares is attached hereto as Exhibit 99.2.

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
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable.

     (b) Not applicable.

     (c) Not Applicable.

     (d) Exhibits.

         99.1     Twelve Month Convertible Note dated August 21, 2006
         99.2     Press Release dated August 24, 2006


                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 24, 2006

                                        MOTORSPORTS EMPORIUM, INC.


                                        By: /s/ David Keaveney
                                           ------------------------------
                                           David Keaveney
                                           President


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